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EXHIBIT 10 (xii)

                        AMERICAN STANDARD COMPANIES INC.

                              STOCK INCENTIVE PLAN

                                    ADDENDUM

                                 UNITED KINGDOM

For Participants based in the United Kingdom, the following Sections of the Plan shall be revised as follows:

        2.1.n "Employee means any officer or other key employee of the Company or any of its Subsidiaries.

        2.1.aa "Subsidiary" means any corporation in which the Company owns, directly or indirectly, a majority of the voting rights.

        10.1 Non-transferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Incentive Award to be transferred, no Incentive Award granted under the plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or the intestacy rules, provided always that any such transfer may only be to a qualifying person as defined by Regulation 7(12) of the Public Offers of Securities Regulations 1995. All rights with respect to any Incentive Award granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant, or if transferred as contemplated by the previous sentence, a permitted transferee.

        10.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of such Participant's death. Each designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Committee during such Participant's lifetime. In the absence of any such designation, benefits remaining unpaid or Incentive Awards outstanding at the Participant's death shall be paid or exercised by the



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Participant's spouse, if any, or otherwise to or by the Participant's estate;
provided always that any right under the Plan may be exercised only by the personal representatives of the Participant (being either the executors of his will to whom a valid grant of probate has been made or if such Participant dies intestate the duly appointed administrator(s) of such Participant's estate) who have provided to the Committee evidence of their appointment as such, or any other qualifying person as defined by Regulation 7(12) of the Public Offers of Securities Regulation 1995, and any reference in the Plan to "designated beneficiary" shall be construed accordingly.



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